EXHIBIT 10.6

AMENDMENT No. 23 TO PURCHASE AGREEMENT GPJ-003/96

This Amendment No. 23 ("Amendment 23") dated as of February 28, 2002 is between EMBRAER - Empresa Brasileira de Aeronáutica S.A. ("EMBRAER") and ExpressJet Airlines, Inc., formerly known as Continental Express, Inc. ("BUYER"), collectively hereinafter referred to as the "PARTIES", and relates to Purchase Agreement No. GPJ-003/96 between EMBRAER and BUYER, as amended from time to time, together with its Attachments, (collectively referred to as the "BASE Agreement") and Letter Agreements GPJ-004/96 dated August 5, 1996 and PCJ-004A/96 dated August 31, 1996 between EMBRAER and BUYER as amended from time to time (together with the BASE Agreement, collectively referred to herein as the "Purchase Agreement") for the purchase of up to two hundred and forty five (245) new EMB-145 aircraft.

This Amendment 23 sets forth the further agreement between EMBRAER and BUYER relative to, among other things, certain changes requested by BUYER in the Aircraft configuration described in Attachment "A" of the Purchase Agreement and the incorporation of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], pursuant to Article 11 of the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein and in case of any conflict between this Amendment 23 and the Purchase Agreement, this Amendment 23 shall control.

NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged, EMBRAER and BUYER hereby agree as follows:

  Incorporation of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

  Each of the newly manufactured EMB 145 LR AIRCRAFT from the one hundred and twentieth (120th) through the one hundred and forty first (141st), and each of the newly manufactured EMB 145 XR AIRCRAFT shall include the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

  Incorporation of provision for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

  Each of the newly manufactured EMB-145 LR AIRCRAFT from the one hundred and twenty fifth (125th) through the one hundred and forty first (141st), and each of the newly manufactured EMB-145 XR AIRCRAFT shall include the incorporation of provisions for the installation of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

  Aircraft Basic Price

As a result of these changes in the AIRCRAFT configuration and in the AIRCRAFT BASIC PRICES specified in this Amendment 23, the AIRCRAFT BASIC PRICE will be:

AIRCRAFT	BASIC PRICE (JAN/1996)

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

All other terms and conditions of the EMB-145 Purchase Agreement, which are not specifically amended by this Amendment 23, shall remain in full force and effect without any change.

[Intentionally left blank]

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment 23 to the Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira EXPRESSJET AIRLINES, INC.

de Aeronautica S.A.

By : /s/ Satoshi Yokota By : /s/ Frederick S. Cromer

Name : Satoshi Yokota Name : Frederick S. Cromer

Title : Executive Vice President Title : VP & CFO Industrial

By : /s/ Flavio Rimoli

Name : Flavio Rimoli

Title : Director of Contracts

Date : Date : February 28, 2002

Place : Place : Houston, Texas USA

Witness: /s/ Fernando Bueno Witness: /s/ Amy K. Sedano

Name : Fernando Bueno Name : Amy K. Sedano